FOR IMMEDIATE RELEASE                                  Media Contact:                   Erin Davis

                                                                                                                                                                V.P., Marketing and Communication

erind@ecologictranspo.com

Investor Contact:                 Mark Bernhard

Capital Group Communications

mark@capitalgc.com

415.332.7200

ECOLOGIC TRANSPORTATION, INC.

ENGAGES BMO CAPITAL MARKETS CORP.

Santa Monica, CA (February 15, 2011) – Ecologic Transportation, Inc. (“Ecologic Transportation” or the “Company”) (OTCBB: EGCT) today announced it has retained BMO Capital Markets Corp. (“BMO”) to provide investment banking services to the Company and act as the sole financial advisor.

ABOUT ECOLOGIC TRANSPORTATION, INC.

Headquartered in Santa Monica, CA, Ecologic Transportation, Inc., is a holding company with wholly owned subsidiaries all dedicated to environmentally friendly transportation products and services. The company encompasses three separate but integrated operations that address the environment and transportation holistically: Ecologic Car Rentals, Ecologic Systems and Ecologic Products. This innovative company has an unbiased approach to green cars and clean fuels by providing a business platform for all emerging environmental transportation technologies. For more information: www.ecologictransportation.com or visit http://www.myshareholder.com/ecologic-transportation.html where you can follow Ecologic on Facebook, Twitter, and You Tube.

ABOUT BMO CAPITAL MARKETS CORP.

BMO Capital Markets is a leading, full-service North American financial services provider, with over 2,000 employees operating in 14 North American offices and 26 worldwide, offering corporate, institutional and government clients access to a complete range of investment and corporate banking products and services.  BMO Capital Markets is a member of BMO Financial Group (NYSE, TSX: BMO), one of the largest diversified financial services providers in North America with US$404 billion total assets and 38,000 employees as at October 31, 2010.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our reports filed with the SEC. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.